UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2004

HOME INTERIORS & GIFTS, INC.

(Exact name of Registrant as specified in charter)

Texas	333-62021	75-0981828
(State or other jurisdiction	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

1649 Frankford Road West
Carrollton, Texas 75007-4605
(Address of principal executive offices)

Registrants’ telephone number, including area code: (972) 695-1000

ITEM 5. Other Events and Required FD Disclosure

     On January 12, 2004, Home Interiors & Gifts, Inc. (the “Company”) issued a press release announcing that the Company had appointed Mike Lohner as CEO, effective January 1, 2004. Prior to his CEO election, Lohner served as the Company’s president and COO. Joey Carter, Chairman of the Board of Directors of the Company and past CEO, retired as CEO on December 31, 2003. Carter will remain as Chairman of the Board of Directors.

     A copy of the press release issued by the Company and dated January 12, 2004 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

99.1	Press Release, dated January 12, 2004, issued by Home Interiors & Gifts, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME INTERIORS & GIFTS, INC.

Date: January 12, 2004	By:	/s/ Kenneth J. Cichocki
Kenneth J. Cichocki
Sr. Vice President of Finance and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release, dated January 12, 2004, issued by Home Interiors & Gifts, Inc.